                                                                    Exhibit 99.1


FORT WORTH, TEXAS, September 16, 2003 - Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share of $0.20 for the second quarter ended August 30, 2003, compared to $0.23 per diluted share for the year-ago period, in line with the Company's September 4th guidance. Net income was $18,436,000, compared to last year's net income of $22,073,000. Sales for the second quarter were $427,831,000, a 4.1% increase over last year's $410,902,000, and second fiscal quarter comparable store sales declined by 4.2%.

For the six months ended August 30, 2003, diluted earnings per share amounted to $0.41, compared to $0.46 per diluted share for the year-ago period. Net income for the six months was $37,498,000, compared to last year's $44,254,000 for the six-month period. Sales for the fiscal 2004 first six months amounted to $830,543,000, up 4.4% from $795,331,000 for the year ago period. Comparable store sales declined 3.8% for the six-month period that ended August 30, 2003.

As previously reported, projections for comparable store sales in September continue to be in a range of -2% to -5%, and third quarter comparable store sales are projected to be in a range of flat to -4%, resulting in third quarter diluted earnings estimates of $0.28 to $0.33 per share for the three months ending November 29, 2003. Fiscal 2004 fourth quarter diluted earnings are projected to be in a range of $0.62 to $0.66 per share.

Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Traffic and transactions were down, and average ticket grew during the second quarter over the year-ago period. Although the macroeconomic environment improved slowly throughout the summer, our customer traffic counts remained below last year. Merchandise margins during the second quarter increased over last year, primarily due to less clearance activity versus the year-ago period. Gross profit as a percentage of sales was lower during the second quarter compared to last year due to the effect of fixed store occupancy costs on negative comparable store sales for the period. Additionally, de-leveraging occurred on fixed selling, general and administrative expenses during the second quarter.

"At the beginning of this year, due to global unrest and uncertain domestic economic conditions, we were intentionally conservative on inventories, which in hindsight cost us planned sales. We now have accelerated orders and encouraged vendors to ship early or on time in order to build inventories and increase the level of new, exciting merchandise in stores. In addition, we will closely evaluate our marketing initiatives for the future. Beginning in September and continuing throughout the fall and holiday season, our plans include increasing the frequency of newspaper inserts, featuring distinct well-priced promotional merchandise for each event.

"Our balance sheet improved with cash balances at the end of the quarter of $186 million, up $36 million from last year's second quarter cash balances of $150 million. In the second quarter, we repurchased 1.1 million shares of Pier 1 stock at a cost of $21.1 million. Through the first six months of fiscal 2004 that ended August 30, 2003, we repurchased 2.2 million shares, or $41.6 million of Pier 1 Common Stock, with $112.4 million remaining in our share repurchase program."

The Company will host a conference call to discuss fiscal 2004 second quarter earnings at 10:00 a.m. Central Time today. A web cast is available on our website at www.pier1.com linking through to the "About Us" page and the "Investing" page, or you can dial into the conference at 706-643-0435, ID number 2418962. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals. The replay will be available at about 12:00 pm (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 2418962.

Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2004. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion.

The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom; and Cargokids(R).

(Financial Tables Follow)

                              Pier 1 Imports, Inc.

                          COMPARATIVE OPERATING RESULTS
                       FOR THE THREE AND SIX MONTHS ENDED
                       AUGUST 30, 2003 AND AUGUST 31, 2002
                     (in thousands except per share amounts)

                           Three Months Ended             Six Months Ended
                        August 30,     August 31,     August 30,     August 31,
                           2003           2002           2003           2002
                        ----------     ----------     ----------     ----------
Net Sales               $  427,831     $  410,902     $  830,543     $  795,331
                        ==========     ==========     ==========     ==========

Net Income              $   18,436     $   22,073     $   37,498     $   44,254
                        ==========     ==========     ==========     ==========

Earnings Per Share:
      Basic             $     0.21     $     0.24     $     0.42     $     0.47
                        ==========     ==========     ==========     ==========

      Diluted           $     0.20     $     0.23     $     0.41     $     0.46
                        ==========     ==========     ==========     ==========

                              Pier 1 Imports, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands except per share amounts)
                                   (unaudited)

                                                 Three Months Ended               Six Months Ended
                                              August 30,      August 31,      August 30,      August 31,
                                                 2003            2002            2003            2002
                                              ----------      ----------      ----------      ----------
Net sales                                     $  427,831      $  410,902      $  830,543      $  795,331

Operating costs and expenses:
   Cost of sales (including buying and
     store occupancy costs)                      258,719         245,973         493,234         466,409
   Selling, general and administrative
     expenses                                    127,725         118,612         253,503         236,945
   Depreciation and amortization                  12,263          11,329          24,424          22,060
                                              ----------      ----------      ----------      ----------
                                                 398,707         375,914         771,161         725,414
                                              ----------      ----------      ----------      ----------

          Operating income                        29,124          34,988          59,382          69,917

Nonoperating (income) and expenses:
   Interest and investment income                   (524)           (699)         (1,161)         (1,536)
   Interest expense                                  385             645           1,022           1,203
                                              ----------      ----------      ----------      ----------

                                                    (139)            (54)           (139)           (333)
                                              ----------      ----------      ----------      ----------

          Income before income taxes              29,263          35,042          59,521          70,250

Provision for income taxes                        10,827          12,969          22,023          25,996
                                              ----------      ----------      ----------      ----------

Net income                                    $   18,436      $   22,073      $   37,498      $   44,254
                                              ==========      ==========      ==========      ==========

Earnings per share:
      Basic                                   $     0.21      $     0.24      $     0.42      $     0.47
                                              ==========      ==========      ==========      ==========

      Diluted                                 $     0.20      $     0.23      $     0.41      $     0.46
                                              ==========      ==========      ==========      ==========

Average shares outstanding during period:
      Basic                                       89,410          93,032          89,778          93,370
                                              ==========      ==========      ==========      ==========

      Diluted                                     91,622          95,471          91,910          96,042
                                              ==========      ==========      ==========      ==========

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                              Pier 1 Imports, Inc.

                           CONSOLIDATED BALANCE SHEETS
                     (in thousands except per share amounts)

                                                               August 30,       March 1,       August 31,
                                                                 2003             2003            2002
                                                               ----------      ----------      -----------
                                                               (unaudited)                     (unaudited)
ASSETS

Current assets:
   Cash, including temporary investments of $175,685,
      $225,882 and $137,919, respectively                      $  185,888      $  242,114      $  149,513
   Beneficial interest in securitized receivables                  41,856          40,538          40,831
   Other accounts receivable, net                                  10,939          11,420          12,494
   Inventories                                                    369,215         333,350         357,252
   Prepaid expenses and other current assets                       44,129          36,179          40,482
                                                               ----------      ----------      ----------
        Total current assets                                      652,027         663,601         600,572

Properties, net                                                   245,118         254,503         233,497
Other noncurrent assets                                            50,373          49,383          47,144
                                                               ----------      ----------      ----------
                                                               $  947,518      $  967,487      $  881,213
                                                               ==========      ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt                           $    6,000      $      393      $      388
   Accounts payable                                                94,434          76,742          90,346
   Gift cards, gift certificates and merchandise credits
      outstanding                                                  39,273          37,924          31,061
   Accrued income taxes payable                                     1,446          25,798          12,263
   Other accrued liabilities                                       91,936         102,732          76,920
                                                               ----------      ----------      ----------
        Total current liabilities                                 233,089         243,589         210,978

Long-term debt                                                     19,000          25,000          25,000
Other noncurrent liabilities                                       60,134          54,962          47,073

Shareholders' equity:
   Common stock, $1.00 par, 500,000,000 shares authorized,
      100,779,000 issued                                          100,779         100,779         100,779
   Paid-in capital                                                144,456         144,247         144,052
   Retained earnings                                              564,728         539,776         464,808
   Cumulative other comprehensive loss                             (1,222)         (2,210)         (2,797)
   Less -- 11,806,000, 10,045,000 and 8,426,000 common
      shares in treasury, at cost, respectively                  (173,446)       (138,656)       (108,680)
                                                               ----------      ----------      ----------
                                                                  635,295         643,936         598,162
                                                               ----------      ----------      ----------
                                                               $  947,518      $  967,487      $  881,213
                                                               ==========      ==========      ==========

                              Pier 1 Imports, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                             Six Months Ended
                                                                        August 30,      August 31,
                                                                           2003            2002
                                                                        ----------      ----------
Cash flow from operating activities:
      Net income                                                        $   37,498      $   44,254
      Adjustments to reconcile to net cash provided by
         operating activities:
           Depreciation and amortization                                    30,830          26,642
           Loss on disposal of fixed assets                                    417             448
           Deferred compensation                                             4,453           2,967
           Tax benefit from options exercised by employees                   1,312           4,498
           Other                                                             2,395             559
      Changes in cash from:
          Inventories                                                      (35,865)        (81,819)
          Other accounts receivable and other current assets                (4,841)         (6,126)
          Accounts payable and accrued expenses                              7,545          21,917
          Accrued income taxes payable                                     (24,352)        (17,475)
          Other noncurrent assets                                           (1,014)           (542)
          Other noncurrent liabilities                                        (500)           (500)
                                                                        ----------      ----------
                Net cash provided by (used in) operating activities         17,878          (5,177)
                                                                        ----------      ----------

Cash flow from investing activities:
      Capital expenditures                                                 (46,387)        (46,598)
      Proceeds from disposition of properties                               23,506             629
      Beneficial interest in securitized receivables                        (1,918)          3,789
                                                                        ----------      ----------
                Net cash used in investing activities                      (24,799)        (42,180)
                                                                        ----------      ----------

Cash flow from financing activities:
      Cash dividends                                                       (12,546)         (9,356)
      Purchases of treasury stock                                          (41,554)        (40,161)
      Proceeds from stock options exercised,
         stock purchase plan and other, net                                  5,185          11,142
      Repayments of long-term debt                                            (390)           (364)
                                                                        ----------      ----------
                Net cash used in financing activities                      (49,305)        (38,739)
                                                                        ----------      ----------

Change in cash and cash equivalents                                        (56,226)        (86,096)
Cash and cash equivalents at beginning of period                           242,114         235,609
                                                                        ----------      ----------
Cash and cash equivalents at end of period                              $  185,888      $  149,513
                                                                        ==========      ==========


Contact:

Pier 1 Imports, Inc., Fort Worth
Cary Turner,  817-252-8400